UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

THE COOPER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8597	94-2657368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588

(Address of principal executive offices)

(925) 460-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On November 1, 2017, The Cooper Companies, Inc. (the “Company”) entered into a five-year, $1.425 billion, senior unsecured term loan agreement by and among the Company, the lenders from time to time party thereto, each of Bank of America, N.A., JPMorgan Chase Bank, N.A., and KeyBank National Association, as a syndication agent, each of Bank of the West, MUFG Union Bank, N.A., PNC Bank, National Association, TD Bank, N.A., U.S. Bank National Association, and Wells Fargo Bank, National Association, as a documentation agent, each of Citibank, N.A., Citizens Bank, N.A. and Mizuho Bank, Ltd., as a senior managing agent, each of DNB Markets, Inc., KeyBanc Capital Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., MUFG Union Bank, N.A., PNC Capital Markets LLC, U.S. Bank National Association, Wells Fargo Securities, LLC, Bank of the West, Citigroup Global Markets Inc., and TD Bank, N.A., as a joint lead arranger and a joint bookrunner, and DNB Bank ASA, New York Branch (“DNB Bank”), as administrative agent (the “Administrative Agent”). The Company used part of the facility to fund all or a portion of the acquisition of the global rights and business of the Paragard Intrauterine Device (IUD) business of Teva Pharmaceutical Industries Limited, and intends to use the remainder of the funds the Company has drawn under the facility to provide working capital and for general corporate purposes.

Amounts outstanding under this term loan agreement will bear interest, at the Company’s option, at either the base rate, which is a rate per annum equal to the greatest of (a) DNB Bank’s prime rate, (b) one-half of one percent in excess of the federal funds effective rate and (c) one percent in excess of the adjusted LIBO rate for a one-month interest period on such day, or the adjusted LIBO rate, plus, in each case, an applicable rate of, initially, 50 basis points, in respect of base rate loans and 150 basis points, in respect of adjusted LIBO rate loans. Following a specified period after the closing date, the applicable rates will be determined quarterly by reference to a grid based upon the Company’s ratio of consolidated net indebtedness to consolidated pro forma EBITDA, as defined in the term loan agreement.

The term loan balance is payable at maturity on November 1, 2022. The new term loan is not subject to amortization and is not subject to mandatory prepayments prior to maturity. The Company may prepay loan balances from time to time, in whole or in part, without premium or penalty (other than any related breakage costs).

The Company’s new term loan is not secured by any of its or any of its subsidiaries’ assets. All obligations under the new term loan will be guaranteed by each of the Company’s existing and future direct and indirect domestic material subsidiaries, as defined in the term loan agreement.

This term loan agreement contains customary restrictive covenants, as well as financial covenants that require the Company to maintain a certain total leverage ratio and interest coverage ratio, each as defined in the agreement. This term loan agreement also contains customary events of default, the occurrence of which would permit the Administrative Agent to declare the principal, accrued interest and other obligations of the Company under the agreement to be immediately due and payable.

The foregoing description of the term loan agreement dated November 1, 2017, set forth in this Current Report on Form 8-K, is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

On November 1, 2017, CooperSurgical, Inc. (“CooperSurgical), a wholly-owned subsidiary of the Company, completed the previously announced acquisition of the global rights and business of the Paragard Intrauterine Device (IUD) business of Teva Pharmaceutical Industries Limited (“Teva”), pursuant to the Asset Purchase Agreement between CooperSurgical and Teva (the “Asset Purchase Agreement”) as previously discussed in our Current Report on Form 8-K filed on September 12, 2017 (the “Purchase”).

CooperSurgical paid approximately $1.1 billion in cash to complete the Purchase, and the purchase price is subject to post-closing adjustment in accordance with an inventory adjustment mechanism.

A copy of the Asset Purchase Agreement was filed as Exhibit 2.1 to our Current Report on Form 8-K filed on September 12, 2017.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01.    Regulation FD Disclosure.

On November 1, 2017, the Company issued a press release announcing the completion of the previously announced acquisition of the global rights and business of the Paragard Intrauterine Device (IUD) business of Teva, that it had entered into a five-year, $1.425 billion term loan agreement, and that this new term loan was obtained instead of funding pursuant to the previously announced $1.1 billion bridge loan commitment letter. A copy of this release is attached hereto as Exhibit 99.1. Internet addresses in the release are for information purposes only and are not intended to be hyperlinks to other The Cooper Companies, Inc. information.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

The financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(b)    Pro forma financial information.

The pro forma financial information required by this Item will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days following the date that this Report is required to be filed.

(d)    Exhibits.

Exhibit No.	Description

10.1	Loan Agreement, dated as of November 1, 2017, among The Cooper Companies, Inc., the lenders party thereto, and DNB Bank ASA, New York Branch, as administrative agent.

99.1	Press Release dated November 1, 2017, of The Cooper Companies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COOPER COMPANIES, INC.

By:	/s/ Albert G. White, III
Albert G. White, III Executive Vice President, Chief Financial Officer and Chief Strategy Officer

Dated: November 1, 2017